UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2012

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

28903 North Avenue Paine Valencia, California	91355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (661) 775-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 16, 2012, MannKind Corporation (the “Company”) amended the $350.0 million Amended and Restated Promissory Note (the “Amended Note”) made by the Company in favor of The Mann Group LLC, an entity controlled by the Company’s chief executive officer and principal stockholder, Alfred E. Mann. Among other things, the amendment extends the maturity date of the Amended Note to March 31, 2013 and extends the date through which the Company can borrow under the Amended Note to June 30, 2012.

The foregoing summary is qualified in its entirety by reference to the text of the Amended Note, which is included as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment dated January 16, 2012 to Amended and Restated Promissory Note made by MannKind Corporation in favor of The Mann Group LLC, dated August 10, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION

By:	/s/ David Thomson, Ph.D., J.D.
	Name:	David Thomson, Ph.D., J.D.
	Title:	Corporate Vice President, General Counsel and Secretary

Dated: January 20, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment dated January 16, 2012 to Amended and Restated Promissory Note made by MannKind Corporation in favor of The Mann Group LLC, dated August 10, 2010.